Exhibit 10.11

COMMERCIAL LEASE AGREEMENT

THIS AGREEMENT, entered into this 16th day of ~~APRIL~~ May, 2014 (the "Effective Date"), between **INVESTMENTS LIMITED**, as agent for the property owner, whose address is 215 N. Federal Highway, Boca Raton, FL 33432, hereinafter called **Landlord** and ZERO GRAVITY SOLUTIONS, INC., a Florida formed corporation and HARVEY KAYE, ~~personally and individually~~ Acting on behalf of Zero Gravity Solutions, Inc. As its Chairman, duly authorized, of the County of PALM BEACH and the State of FLORIDA, hereinafter called the **Tenant.**

WITNESSETH, That the said Landlord does hereby lease unto said Tenant, and said Tenant does hereby hire and take as Tenant under said Landlord, property located at 3495 North Dixie Highway, Bay 1, Boca Raton, FL 33431, (the "Premises") to be used and occupied by the Tenant as a Warehouse/Office (the "Use") and for no other purpose whatsoever without the prior written consent of the Landlord, for the term of eighteen (18) months (the "Initial Term"), ~~beginning~~ on ~~May 15~~ June 1st, 2014, (the "Lease Commencement Date"), and ending on ~~October 31st~~ November 30th, 2015, (the "Lease Termination Date"). Tenant shall pay to Landlord commencing on ~~May 14~~ June 1st 2014 ~~(the~~ "Rent Commencement Date") annual rent (the "Base Rent"), without notice or demand payable in lawful money of the United States in equal monthly installments (each installment hereafter referred to as the "Monthly Base Rent") as follows:

MONTHLY BASE RENT, INITIAL TERM: $950.00

FIXED MONTHLY CAM CHARGES, INITIAL TERM: $100.00

In addition to the Base Rent and all additional rent set forth herein, Tenant shall pay to Landlord applicable state sales tax (the Monthly Base Rent and Monthly CAM Charges together with the applicable sales tax thereon, sometimes collectively referred to hereunder as the "Total Monthly Rent"). The Total Monthly Rent for the first month of the term of the Lease, the Total Monthly Rent for the last month of the lease, and a security deposit equal to one month's Total Monthly Rent shall be paid by Tenant to Landlord at the execution of this Lease. All payments must be made to the Landlord on the first day of each and every month in advance without demand, setoff, holdback or deduction, at the office of: **INVESTMENTS LIMITED, 215 North Federal Highway, Suite 1, Boca Raton, Florida, 33432**, (561) 392-8920 or to such other person as the Landlord may from time to time designate in writing. In the event the Lease Commencement Date is a date other than the first day of a month, the Total Monthly Rent shall be prorated and paid in advance so that all future rental payments shall be due and payable on the first day of each successive month. It is understood and agreed between the parties hereto that time is of the essence with respect to all terms and conditions contained herein.

The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Tenant:

1. The Tenant shall not assign this Lease, sublet the premises, or any part thereof, without the prior written consent of the Landlord. No assignment or subletting of the premises, nor the acceptance by Landlord of any performance of any obligation, rent or additional rent or other sum or sums of money or other charges herein reserved to be paid or provided to be done by Tenant, from any person, firm, or corporation other than Tenant shall release the assignor or sub-Landlord of any of the obligations of this Lease. Any transfer or issuance of the shares of the stock of Tenant or of any corporation that holds or

Tenant's Initials ____

owns the interest of the Tenant under this Lease shall be deemed an assignment of this Lease within the meaning of this paragraph. In the event of a sublease of the premises, any increase in rental as between sub-Landlord and sub-Tenant shall revert to and belong to Landlord and shall be payable as additional rent to this Lease. Without limiting the generality of the foregoing, in the event Landlord shall consent to an assignment, subletting or change of tenancy, Tenant shall be subject to a change of tenancy fee equal to one month's Total Monthly Rent, payable at the time of Landlord's consent to assignment. Such Assignment or Sublease, as the case may be, shall provide that it is subject and subordinate to this Lease. Such Assignment or Sublease, as the case may be, shall provide that it is subject and subordinate to this Lease. Tenant shall furnish, contemporaneously with its request for approval, the name and residential address of the proposed Assignee or Sublessee, one commercial bank reference, and one business reference for each of the proposed Assignee, Subtenant and their principals, the social security number of all principals of the proposed Assignee or Subtenant and such other information which Landlord may require in its sole and absolute discretion.

2. The Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus applicable to said premises, for any purpose whatsoever, including but not limited to licensing, signage, installation maintenance and repair of back-flow prevention devices and grease traps, when applicable, construction and the correction, prevention and abatement of nuisances or other grievances in, upon or connected with the said premises during said term, and shall also promptly comply with and execute all rules, orders and regulations for the prevention of fires, at Tenant's own cost and expense. Any fine or penalty assessed or lien imposed against the Landlord or the property of which the Premises forms a part as a direct result of Tenant's failure to comply with the provisions of this paragraph shall be charged to Tenant, along with any attorney's fees and costs associated therewith, as additional rent and shall be due and payable upon demand. Tenant will not, without Landlord's prior written consent, make alterations, additions or improvements in or about the Premises and will not do anything to or on the Premises which will increase the risk of fire or the rate of fire insurance on the building of which the Premises forms a part. Tenant shall not permit or cause any liens to be placed against the Premises. Notice is hereby given by Landlord that under the terms of the Lease, Landlord shall not be liable for any labor, services or materials furnished, or to be furnished to Tenant or anyone holding any part of the Premises, and that no construction liens or other liens for any such labor services or materials shall attach to or affect the interest of Landlord in and to the Premises or the building of which the Premises forms a part. Without limiting the generality of the foregoing, Tenant shall not suffer or permit any mechanic's or other lien for work, labor, services or materials rendered or furnished to or for the account of Tenant upon or in connection with the Premises to attach to the Premises or to any portion thereof, and wherever and whenever any such lien or liens shall be filed. Tenant shall within ten days after said filing, either pay or bond the same or procure the discharge thereof in such manner as may be provided by law. If Tenant shall fail to cause such lien to be discharged as aforesaid, Tenant shall be deemed in default of this Lease, and in addition to any other right or remedy Landlord shall have, Landlord may, but shall not be obligated to, discharge the lien by paying the amount claimed to be due, or by procuring the discharge of such lien by deposit or bonding proceedings. Any amount so paid by Landlord with all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the highest level rate for individuals from the respective date of Landlord's making of the payment or incurring of the costs and expenses, shall constitute additional rent payable by Tenant under this Lease and shall be required to be paid by Tenant to Landlord within ten (10) days from demand therefore.

3. If (i) the building of which the Premises forms a part shall be damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) so that repair or restoration requires more than one year; or (ii) if the Premises shall be totally damaged or destroyed during the last year of the term of this Lease, as same may have been extended (as estimated in any such case by a reputable contractor, registered architect or licensed professional engineer designated by Landlord), then in any such case Landlord may to ate this Lease by giving Tenant written notice to such effect as soon as practicable under the circumstances and in any event within ninety days after the date of the casualty. Landlord shall not be obligated to repair any damage to or replace any of Tenant's improvements and betterments or Tenant's property and Tenant agrees to look solely to its insurance for recovery of any damage to or loss of Tenant's improvements and betterments, and Tenant's property.

4. The prompt payment of rent for the Premises as provided for herein and the faithful observance of the rules and regulations printed upon this Lease, all of which are hereby made a part of this covenant, and of such other and further rules or regulations as may be hereafter made by the Landlord are the conditions upon which the Lease is made and accepted. Tenant hereby expressly waives any statutory right, if any, to interest on prepaid deposits, or Landlord's requirement to segregate funds, and expressly acknowledges that Landlord may commingle and utilize prepaid deposits during the term of this Lease and any extensions thereof. Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Notwithstanding the foregoing, Tenant shall in no event be entitled to designate as rent any payment made on account of security deposit pursuant to this Lease.

5. In the event this Lease is for a period exceeding the initial term, the Base Rent during the Initial Term of this Lease shall increase each year upon the anniversary of the Commencement Date (the "Adjustment Date") by the greater of (i) five percent per annum; and (ii) the percentage increase of the consumer price index ("CPI") for the month in which the Adjustment Date occurs over the CPI in effect in the month in which the Commencement Date occurs. For the purposes hereof the term consumer price index shall mean the "Consumer Price Index for All Urban Consumers" or any successor or substitute index appropriately adjusted.

6. Tenant agrees to provide Landlord ninety days prior written notice of its intent to renew the Lease or to vacate the Premises, which notice must be delivered by certified mail so as to be received by Landlord no later than the date that is ninety days prior to the natural expiration date of this Lease. If Tenant vacates the Premises without providing proper written notice, Tenant forfeits all security deposits and prepaid rent in addition to any other claims Landlord has against Tenant. If Tenant does not provide Landlord with timely written notice of intent to renew or vacate as aforesaid, the Lease including all terms, conditions, escalations and covenants shall be extended for a period of one year (the "Automatic Extension Term"). Notwithstanding the foregoing, Landlord shall have the right, at anytime during the Automatic Extension Term to cancel this Lease on not less than fifteen days advance written notice to Tenant. If Tenant shall remain in possession of the Premises after the cancellation of the Lease as provided for in the previous sentence without entering into a new lease agreement, then the Tenant shall be deemed to be occupying the Premises on a month-to-month basis and the monthly rent for said tenancy shall be two hundred percent of the Total Monthly Rent for the last month of the natural term of the Lease. During such month-to-month tenancy Tenant shall be responsible to comply with all terms, conditions, escalations and covenants of this Lease as if the same had not been canceled.

7. If the Tenant shall (i) abandon or vacate the Premises before the end of the term of this Lease, (ii) shall suffer the rent to be in arrears, (iii) fail to observe or perform any item, covenant, or condition of this Lease on Tenant's part to be observed and performed (other than the covenant to pay any and all rent) and Tenant shall fail to remedy such default within fifteen days after Notice by Landlord to Tenant of such default; (iv) commence a voluntary case under the federal bankruptcy laws (as now constituted or hereafter amended) or any other applicable federal or state bankruptcy, insolvency, or other similar taw; or (v) suffer a decree or order for relief in an involuntary case under the federal bankruptcy laws (the foregoing, collectively referred to as a "Default"), the Landlord may, at its option, forthwith cancel this Lease or enter the Premises as the a ent of Tenant, by force or otherwise, without being liable in any way therefore, and re-let the Premises with or without any furniture that may be therein, as the agent of the Tenant, at such price and upon such terms and for such duration of time as the Landlord may determine, and receive the rent thereof, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord in such re-letting, the said Tenant shall pay any deficiency. Any such retaking of possession shall not constitute a rescission of the Lease, by either party or a surrendering of the leasehold estate by Tenant. In the event bankruptcy proceedings shall be commenced by or against the Tenant, Landlord may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity. A receiver, trustee or other judicial officer shall never have any right, title or interest in or to the above described properly by virtue of this Lease.

8. It is hereby agreed between the Landlord and Tenant that the Premises herein mentioned are demised for the whole term with the whole amount of the rental obligations herein reserved due and payable at the time of the making of Lease, and that the payment of Monthly Base Rent and Monthly CAM Charges (as defined below) is for the convenience of the Tenant only, and in the event of a Default or renunciation of this Lease by Tenant, then the whole of the rent reserved for the remainder of the term of the Lease then remaining unpaid, shall, at the Landlord's option, at once become accelerated, due and payable, and Landlord may collect same by distress or otherwise.

9. In the event of a Default, whether monetary or non-monetary, the Tenant agrees to pay the cost of collection or compliance, including, but not limited to reasonable attorney's fees whether suit be filed or not and the same shall be deemed additional rent hereunder. To the extent permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or any action or proceeding brought in connection with any transaction between the parties hereto. Whenever Landlord shall perform work or furnish services at Tenants request which are not otherwise specifically billable to Tenant as additional rent pursuant to any other Lease provision or separate agreement or shall perform any obligation under this Lease which Tenant should have performed but failed to perform, in addition to all other charges, as may be required to be paid by Tenant as elsewhere provided in this Lease, Tenant shall pay to Landlord upon rendition of Landlord's bill therefore, the total amount directly incurred by Landlord in the performance of such work or the furnishing of such services plus an additional charge of ten percent or the direct costs on account of Landlord's administrative costs.

10. The term of the Lease shall begin upon the Lease Commencement Date as set forth in the Lease.

11. Tenant shall immediately register the electric meter serving the Premises in Tenant's name with the appropriate utility company. Commencing on the Lease Commencement Date, Tenant shall pay for all electrical service and charges relating to the Premises. Tenant agrees to pay all charges for gas and all water used on the Premises. Tenant shall make its own arrangements with the respective utility company supplying such services. Tenant covenants not to overload the electrical wiring servicing the Premises. Tenant shall provide for pest extermination services.

12. Tenant shall pay as additional rent Tenant's proportionate share of the all common area expenses (the "CAM Charges") connected with the operation of the entire property of which the Premises are a part, including, but not limited to (i) real estate taxes and other governmental assessments; (ii) Landlord's expense for insuring the Property; (iii) costs in providing rubbish and waste pickup and disposal, if any; (iv) costs of providing all forms of security; (v) any management and administrative costs associated with the operation of the Property; (v) costs of electricity, water, sewer, and other utility charges, but excluding any utility charges paid directly by any tenant of the property (including Tenant) to any utility provider; (vi) the costs of promotion and marketing of the property; and (vii) other miscellaneous expenses associated with the operation of the property. Tenant's estimated proportionate share of CAM Charges shall be divided by twelve and shall be payable on the first day of each month (the "Monthly CAM Charges") along with the Monthly Base Rent commencing on the Rent Commencement Date. Upon written request by Tenant, or within six months from the end of each calendar year or as soon thereafter as reasonably practical, Landlord shall furnish to Tenant a written statement, itemized in reasonable detail, of the actual CAM Charges, and tenant's proportionate share thereof. If such statement shall indicate that Tenant's actual proportionate share exceeds the estimated payments made by Tenant for the preceding calendar year, Tenant shall forthwith pay Landlord such shortage within thirty days after Tenant's receipt of such written notice. All specifications, facts and square footages are approximations only. All amounts due and payable under this Lease with the exception of Base Rent shall be deemed additional rent hereunder and Landlord shall have all rights of collection and remedies at law and equity to secure the payment thereof. Any delay or failure of Landlord in computing or giving Tenant written notice of any adjustment in Base Rent or additional rent shall not constitute a waiver of or in any way impair the obligation of Tenant to pay such Base Rent escalation or additional rent.

13. All additions, fixtures or improvements which may be made by the Tenant, except moveable furniture, shall become the property of the Landlord and remain upon the Premises as part thereof, and be surrendered with the Premises at the termination of this Lease. Upon the natural expiration or other termination of the Lease, Tenant shall quit and surrender the Premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its personal property, furniture, and moveable equipment (the "Personal Property"). Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease. Personal Property remaining on or about the Premises upon the expiration or other termination of the Lease (including Tenant's abandonment of the Premises) shall be deemed abandoned and Landlord may dispose of the Personal Property in any manner in its sole and absolute discretion. Landlord may charge to Tenant's account, as additional rent the costs of storing the Personal Property. Tenant hereby pledges and assigns to the Landlord all Personal Property, other goods and chattels of Tenant, which shall or may be brought or put on the Premises, as security for the payment of all rent and additional rent herein reserved, and the Tenant agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of said Landlord. Tenant hereby authorizes Landlord to file a UCC-1 financing statement evidencing the security interest of Landlord as contained herein, with or without the signature of Tenant as debtor. Tenant expressly waives the requirement under section 83.12 of the Florida Statutes that the Plaintiff in Distress for Rent proceeding flies a bond, it being understood that no bond shall be required in such proceeding.

14. Intentionally omitted.

15. It is hereby agreed and understood between Landlord and Tenant that in the event the Landlord decides to remodel, alter, or demolish all or any part of the premises leased hereunder, or in the event of the sale or long-term lease, of all or any part of the property requiring this space, the Landlord herein, its successors or assigns shall have the option to cancel this Lease and the term hereof by written notice to the Tenant at least one hundred eighty days prior to the effective date of such cancellation ("Cancellation Date") and this Lease and the term hereof shall end and expire on the Cancellation Date set forth in such notice as if such date were the date originally set forth herein for the end or expiration of this Lease and the term hereunder. Tenant hereby agrees to vacate the Premises on or before the Cancellation Date, and the Landlord will return any advance rental paid on account of this Lease, less any monies owed to Landlord.

16. The Landlord, or any of his agents, shall have the right to enter the Premises during all reasonable hours and at any time in the event of an emergency, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation of said building, or to exhibit the Premises, and to put or keep upon the doors or window thereof a notice "FOR RENT", or similar notice at any time within ninety days before the expiration of this Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease, or to the rules and regulations of this building, or of any governmental authority. In the event Tenant changes the locks to the Premises, Tenant agrees to promptly provide Landlord with a key to any changed lock within five days of installation. Unless otherwise provided for, Tenant agrees that it and its employees shall not park their personal vehicles in the parking area of the shopping center of which the Premises is a part, but shall reserve same for customer parking. During the term of this Lease, Tenant, at its own expense shall maintain an annual service contract for the HVAC unit servicing the Premises and damage to any property or any person or to the premises caused by or resulting from gasoline, oil, steam, gas, electricity, or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain or snow which may leak or flow from the street, sewer, gas mains or subsurface therein, or from any part of the Premises, or the property of which the Premises forms a part, or leakage of gasoline or oil from pipes, appliances, sewer or plumbing works therein, or from any other place, nor for interference with light or other incorporeal hereditaments by any person, or caused by any public or quasi-public work.

The Tenant agrees to maintain, during the term of this Lease, (i) insurance against loss or damage to the plate glass, (ii) fire and windstorm insurance in an amount not less than the full replacement cost for the betterments and improvements of the Premises and for the utility, exhaust and other systems and appurtenances, the contents of the Premises and all the trade fixtures contained therein; (iii) public liability insurance in the minimum amount of one million dollars protecting Landlord and Tenant against any liability whatsoever occasioned or happening on or about the Premises or any appurtenance thereto, and (iv) rent insurance covering all risk coverage, including, but not limited to the perils of fire, extended coverage and vandalism, in an amount of at least three months rental. Any such policy shall name Landlord and the property owner as au additional insured. Tenant shall, no later than the Lease Commencement Date, and at least thirty days before the expiration of any current policy, deliver to Landlord certificates issued by the insurer evidencing that said insurance and renewal(s) is in force, the premiums paid, and same is not cancelable or modifiable except upon thirty days' prior written notice to Landlord.

19. If the Tenant shall become insolvent or if bankruptcy proceedings shall be begun by or against the Tenant, before the end of said term, the Landlord is hereby irrevocably authorized, at it's option, to forthwith cancel this Lease, as a default. Landlord may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity. A receiver, trustee, or other judicial officer shall never have any right, title or interest in or to the above described property by virtue of this Lease. Tenant acknowledges that this Lease may be terminated by the Landlord at his sole option, at any time upon sixty days advance written notice to Tenant.

20. Every notice, approval, consent request or other communication authorized, required, given or permitted by this Lease, shall not be effective unless in writing and sent by hand or mail, addressed to the party to whom directed at the address first heretofore stated or at such other address such party may designate by notice so given and shall be deemed given on the date mailed or delivered by hand.

21. The rights of the Landlord under the foregoing shall be cumulative, and failure on the part of the Landlord to exercise promptly any rights given hereunder shall not operate as a waiver of any of the said rights. Any monies owed to Landlord pursuant to any prior or subsequent lease or loan between the parties, if any, for this or any other property or purpose between the parties shall remain due and owing, and the same are hereby designated as additional rent hereunder.

22. It is further understood and agreed between the parties hereto that any charges against the Tenant by the Landlord for services or for work done on the premises by order of the Tenant or otherwise accruing under this Lease shall be considered as additional rent due and shall be included in any lien for rent due and unpaid.

23. It is hereby understood that any signs or advertising to be used, including awnings, in connection with the Premises shall be first submitted in writing to the Landlord for approval before installation of same, and that any cost of same shall be borne by the Tenant. Tenant hereby agrees to comply with any sign ordinance imposed by the governing municipality. If uniform sign criteria are in place for the property in which the Premises is a part or if a uniform sign criteria shall be implemented at anytime during the term of the lease, Tenant shall comply with same at its sole cost and expense.

24. If the Premises, in its entirety, is acquired by or under the threat of eminent domain for any public of quasi public use or purpose, then this Lease will terminate as of the earlier of the date of possession of the Premises by the condemning authority or the date of the transfer of title. If twenty-five percent or more, but not the entirety of the Premises shall be acquired by or under the threat of eminent domain, then Landlord or Tenant may terminate this Lease by giving the other party sixty days notice from the date of transfer of title. Under no circumstances shall there be any abatement of rent, if parts of the Premises are acquired by or under the threat of eminent domain. If the Premises or any part thereof is acquired, Landlord reserves unto itself, and Tenant hereby assigns to Landlord, all rights to damages or compensation occurring on account of any such taking or condemnation, including damages to Tenant's business. Tenant shall execute such instruments, including subordination, as may be required by Landlord or to undertake such other steps as may be requested to join with Landlord in any petition for the recovery of damages and to turn over to Landlord any such damages that may be received in any such proceeding. If Tenant fails to execute such document as requested, as herein stated then, and in such event, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps as herein stated in and on behalf of Tenant

25. Tenant acknowledges the Total Monthly Rent is due and payable on the first of each month, and that ten percent late fee will be charged for all rents received after the fifth of the month, due and payable automatically as additional rent, without the necessity of notice to Tenant of such charge. Tenant acknowledges that a fee equal to five percent of the amount of the check shall be charged on all returned checks, as an administrative fee, and shall be payable as additional rent.

26. Tenant hereby acknowledges that this Lease does not create any property rights in the Tenant and Tenant's rights pursuant to this Lease is now, and shall continue to be, subordinate to any financing that the Landlord may have on the real property or which may be placed on the property during the term of this Lease or any extensions. Tenant agrees to execute any documents, as requested by the Landlord or such lender, confirming the subordination of the Lease, and further agrees to provide lease estoppel information to Landlord or lender, when requested. In the event the Tenant fails to execute documents when requested, Tenant hereby grants Landlord a power of attorney to execute those documents on behalf of said Tenant. Landlord and Tenant hereby agree that this Lease or any memorandum thereof shall not be recorded in whole or in part or in any other form, except by Landlord at Landlord's option.

27. The invalidity or unenforceability of any particular provision of this Lease shall not affect the other provisions hereof or portions of provisions, and this Lease shall be construed in all respects as if such invalid or unenforceable provision or portion is omitted.

28. The parties hereto expressly acknowledge that this Lease does not constitute a joint venture, partnership or other such relationship between Landlord and Tenant.

29. The individuals, whether signing in corporate, partner or individual capacity, whose signatures appear below, jointly and severally, personally and individually guarantee all of the obligations of Tenant due pursuant to this Lease, monetary and non-monetary. This guarantee shall be unconditional and shall apply to the initial terms as well as any options, renewals, amendments, or extensions. This Lease shall bind the Tenant and its or their respective heirs, successors, administrators, legal representatives, executors and assigns.

30. The parties hereby acknowledge that each and every promise, covenant and condition contained herein was bargained for, provided for, and agreed upon based on good and valuable consideration. It is understood and agreed that this Lease (including any riders, schedules or exhibits referred to in the body of this Lease and attached hereto) constitutes the entire agreement between the parties hereto, and that no oral statement or promises, and no understanding not embodied in this writing, shall be valid or binding.

31. A default with respect to any other Lease between Landlord or any of Landlord's affiliates and Tenant, or a subsidiary, parent, or entity affiliated with Tenant, or an entity whose principals or shareholders are substantially the same as Tenant's, non-residential or residential, shall be deemed a default under this lease.

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32. Tenant acknowledge and agree that, except as provided in the following sentence, the terms, conditions, provisions, covenants and agreements of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. Notwithstanding the preceding sentence to the contrary, Tenant shall have the right to disclose the terms, conditions, provisions, covenants and agreements of this Lease to their respective attorneys, accountants, lenders and any potential assignee of this Lease or subtenant of the Premises. Any violation of this covenant by Tenant shall be deemed a default under this Lease and subject to any and all remedies at law and equity, including without limitation the termination of the Lease and the eviction from the Premises.

33. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of the Lease or of any of the rules set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of the Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be aid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

34. It is mutually agreed that in the event Landlord commences any summary proceeding for possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding. In the event Landlord commences a summary proceeding and Tenant shall attempt to interpose a counter-claim and notwithstanding Landlord's objection and the provisions of this Lease that the interposing of that counter-claim is not permitted, Tenant agrees and confirms that it shall deposit with the Landlord's attorney, in escrow and in trust, the amount of rent and additional rent as demanded in a summary proceeding instituted by Landlord. Tenant grants jurisdiction to the Court in such proceeding to require such deposits be made as a condition precedent to the determination of whether the interposing of a counter-claim shall be permitted notwithstanding the provisions of this paragraph to the contrary.

35. Landlord shall have the right to perform credit or other background checks on, and to request current or additional fmancial information from, Tenant at any time and from time to time during the Term. If Landlord requests any financial information from Tenant, then Tenant shall provide the same to Landlord within five days after such request. All such financial information (including, without limitation, current financial statements) shall be in a form acceptable to Landlord and certified by Tenant as true and correct when delivered to Landlord. Landlord shall use reasonable efforts to maintain all financial information provided to it by Tenant in a confidential manner.

36. Notwithstanding anything to the contrary set forth in this Lease, provided Tenant pays rent timely and is not in default of any of the terms of this Lease, Tenant shall have the right to terminate this Lease by giving Landlord not less than thirty days prior written notice to Landlord setting forth the date of such termination (the "Early Termination Date") As a condition to the early termination, Tenant must execute a new Lease with Landlord for alternate commercial space where the aggregate rental rate under that new lease is greater than this Lease. To be effective Tenant's notice to terminate shall be accompanied with the fully executed new lease and proof of payment of required pre-paid rent and deposit.

37. Landlord agrees to replace carpet in office area with an industrial grade carpet and paint office.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first written above.

RULES AND REGULATIONS

1.          The sidewalks, entrances, passages, lobby, elevators, vestibules, stairways, corridors or halls outside the Premises shall not be obstructed or enclosed by any Tenant or used for any purpose other than ingress to and egress from the Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any said areas. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

2.          No awnings or other projections shall be attached to the outside walls of the Building without the express written consent of Landlord, which may be withheld in Landlord's sole discretion. No curtains, blinds (except Building Standard Blinds), shades or screens shall be attached to, hung in, or used without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3.          The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, except for Landlord approved window coverings, nor shall any bottles, parcels or other articles be placed on the window sills.

4.          Except as permitted by this Lease, no sign, neon, insignia, advertisement, object notice or other lettering shall be exhibited, inscribed, painted, or affixed by any Tenant on any part of the exterior of the Premises or the Building (including, but without limitation, windows, doors, and entrance lobbies) without the prior written consent of Landlord. Landlord's failure to enforce this rule shall not be deemed a waiver. In the event of the violation of the foregoing by any Tenant, Landlord may remove the same without any liability, and may charge any expense incurred in such removal to the Tenant or Tenants violating this rule. Interior signs and lettering on doors shall be of a size, color and style reasonably acceptable to Landlord.

5.          No article shall be put in front of or affixed to any part of the exterior of the Building without the prior written consent of the Landlord, which consent shall be at Landlord's sole discretion, nor placed in the halls, corridors or vestibules outside the Premises.

6.          The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids, chemicals or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

7.          No boring, cutting or stringing of wires in violation of applicable laws, codes or regulations shall be permitted, except with the prior written consent of Landlord, and as Landlord may reasonably direct.

8.          Other than wheelchairs and single person self-propelled electric transporters aiding handicapped persons, no bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the Premises.

9.          No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, might disturb other Tenants in the Building, shall be made or permitted by any Tenant. Nothing shall be done or permitted in the Premises by Tenant which would unreasonably impair or interfere with the use or enjoyment by any other Tenant of any other space in the Building. No Tenant shall throw anything out of the doors, windows or skylights or down the passageways.

10.          Tenant, its servants, employees, agents, visitors, or licensees, shall not at any time bring or keep upon the Premises any explosive fluid, chemical or substance, nor any inflammable or combustible objects or materials, in violation of any applicable law, ordinance or governmental regulation.

11.          Except for the door to Tenant's secure area, unless Tenant provides Landlord with a duplicate set of keys, additional locks or bolts of any kind which shall not be operable by the mater key for the Building shall not be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said master or duplicate key. Each Tenant shall, upon the termination of its tenancy, turn over to the Landlord all keys for stores, offices and toilet rooms, either furnished to, or otherwise proved by, such Tenant. Tenant shall have the right to install additional security systems for the Premises, which systems will be coordinated with those operated by Landlord and its managing agent. Keys or cards used in connection with such systems shall be furnished to Landlord or its managing agent.

12.          All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates, or any other object or matter of any description must take place during such hours and in such loading areas as Landlord or its agent may reasonably determine from time to time. Tenant shall not move extraordinarily bulky furniture, machines, equipment, inventory, or other materials into or out of the Building without having first obtained permission from the Landlord reasonably in advance. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the Tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any Tenant against the removal of property from the premises of such Tenant. Landlord shall in no way be liable to Tenant for damages or loss arising from the admission, exception or ejection of any person to or from the Premises or the Building under provisions of this Rule 13 or Rule 16 hereof.

13.          Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant or its affiliates. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for auction of merchandise, goods or property of any kind, or for manufacturing, printing or business office reproducing or printing equipment and other business machines except for Tenant's own requirements at the Premises; provided that such use shall not exceed that portion of the mechanical or electrical capabilities of the Building equipment allocable to the Premises.

14.          Tenant shall not obtain, purchase or accept for use in the Premises cleaning, floor polishing or other similar services from any persons not reasonably acceptable to Landlord.

15.          Tenant shall have 24-hour per day access to the Premises subject, however, to Tenant's right to admittance under reasonable regulations prescribed by Landlord, and to require the persons entering the Building to identify themselves and establish their right to enter or to leave the Building_

16.          All entrance doors into the Premises shall be left closed by Tenant when the Premises are not in use. Entrance doors shall not be left open at any time. Landlord or its agents or contractors will turn off lights upon completion of cleaning services.

Tenant's Initials ___

17.          The Premises shall not be used for lodging or for any purpose violating any laws or requirement of public authorities.

18.          The requirements of Tenant will be attended to only upon application at the property manager's office located 215 North Federal Highway, Suite 1, Boca Raton, FL 33432. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

19.          Canvassing, soliciting and peddling anywhere in the Property are prohibited.

20.          There shall not be used in any space or in the public hall of the Building or Garage, either by any Tenant or by jobbers or any others, in the moving, delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any bank trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require.

21.          Tenant shall not take or knowingly permit any action or use of the Premises which would violate any laws or requirements of public authorities; make void or voidable any fire or liability insurance policy then in force with respect to the Building or Garage; make unobtainable from a reputable insurance agency authorized to do business in the State of Florida at standard rates any fire insurance with extended coverage, or liability, elevator or boiler or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate; cause physical damage to the Building or any part thereof; which would constitute a public or private nuisance; impair the appearance, character or reputation► of the building or Garage; discharge objectionable fumes, vapors or odors into the Building air conditioning system or into Building or Garage flues or vents not designed to receive them or otherwise in such manner as may unreasonably offend other occupants.

22.          Tenant shall not take or knowingly permit any action which would impair or interfere with any of the Building or Garage services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or Garage or the Premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building or Garage by occasion of discomfort, annoyance or inconvenience to, Landlord of any of the other Tenants or occupants of the Building.

23.          Landlord, in its reasonable judgment, reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building or Garage when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building or Garage, or the preservation of good order therein, or the operation of maintenance of the Building or Garage or the equipment thereof, or the comfort of Tenants or others in the Building.

24.          Other than customary and normal business deliveries, Tenant shall receive and deliver goods and merchandise only in the manner, at such times, and in such areas, as may be designated by Landlord; and all trash, refuse, and the like, shall be kept in suitable, sanitary containers as directed by Landlord, which containers shall be kept within the Premises at all times, and in no event stored outside of the same. If provisions are made by Landlord for trash removal by a contractor, Tenant agrees to use said contractor for it trash removal. Tenant agrees to abide by, at Tenant's sole cost and expense, any recycling requirements of any federal, state or local authorities.

25.          Tenant will, at Tenant's expense, maintain the Premises in a clean, orderly and sanitary condition and free of insects, vermin, rodents, and other pests; however, Tenant has no duty to engage any pest control company. Tenant, at Tenant's expense, will provide sufficient refuse, trash, and garbage containers to accomplish the foregoing. During normal working hours all refuse, trash and garbage and containers for the same will be placed in the Premises.

26.          Tenant will furnish the Landlord an "after-hours" emergency telephone number, for the sole use of the Landlord at its discretion.

27.	Parking

A.          Tenant shall comply with such rules and regulations governing the Garage as may be promulgated from time to time by Landlord, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas or regarding the exclusion or other spaces or areas.

B.          Tenant monthly parking, if any, shall be used exclusively by Tenant's officers and employees. In order to assist Landlord, Tennant shall provide Landlord with a list of license plate numbers and automobile descriptions for Tenant's officers and employees, and shall thereafter notify Landlord of any changes to such information. Tenant shall advise each user of any of Tenant's monthly parking privileges of the parking restrictions contained herein (and any subsequent restrictions adopted by Landlord), in writing, and agrees to use reasonably commercial efforts to ensure observance of such restrictions, rules and regulations.

C.          Tenant shall not place any signs upon any portion of the Garage.

D.          Users of the Garage will take no intentional action which would cause the Garage to be other than in clean, orderly and sanitary condition and free of insects, vermin, rodents, and other pests.

E.          Users of the Garage shall not solicit business in the Garage or other portions of the Property nor distribute any handbills or other advertising matter therein.

F.          Users of the Garage shall not at any time bring or keep in the Garage for any purpose any hazardous, flammable, combustible or explosive fluid, chemical or substance except for gas in vehicle gas tanks.

G.          No repairs, maintenance, or cleaning of vehicles (other than emergency repairs strictly necessary to enable removal of a disables vehicle) shall be conducted in the Garage or on adjacent streets.

H.          Users of the Garage shall comply with all applicable laws, rules and regulations of all federal, state and governmental authorities, agencies and departments now or hereafter in effect relating to its use of the Garage.

I.          Tenant, upon Notice: (1) will comply with all applicable federal, state, county or local statues, laws, regulations, rules, ordinances, codes, standards, orders, licenses and permits concerning use of Garage; (2) will no intentionally engage in any activity which would involve the use (including, without limitation, any temporary, occasional or unplanned use) of the Garage for the storage, use, treatment, transportation or disposal of any chemical, material or substance which is regarded as toxic or hazardous or exposure to which is prohibited, limited or regulated by any federal, state, county, regional, local, or other governmental authority.

J.          Any vehicle not so registered and left parked in the Garage for more than seven (7) days may be towed by Landlord at Tenant's expense.

K.          Landlord reserves the right to alter the Garage systems.

L.          Users of Tenant's parking privileges do so at their own risk except for damage caused by negligence or willful misconduct of Landlord, its agents, employees, or contractors. No bailment is created.

28.          If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, other than a Certificate of Occupancy, and if failure to secure such license or permit would adversely affect Landlord, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. To the extent Landlord would otherwise be adversely affected, Tenant shall at all times comply with the terms and conditions of each such license or permit, and failure to procure and maintain same by Tenant shall not affect Tenant's obligations hereunder.

29.          Tenant shall not at any time use or occupy or suffer or permit anyone to use or occupy the Premises, or do or permit anything to be done in the Premises, in violation of the Certificate of Occupancy for the Premises or for the Building.

30.          Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and which is allowed by certificate, rule, regulation, permit or law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in such a manner as shall be sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance.

31.          Except as it may be expressly permitted by Tenant's Lease, Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building or Garage or on the roof of the Building or Garage, without Landlord's prior approval in writing and upon such terms and conditions as may be specified in each and every instance.

32.          The Premises, the Building (except for restaurant and lounge areas) and the Garage shall be smoke-free. Tenant to the extent reasonably practicable shall enforce a policy of no smoking within the Premises, Building and Garage. Landlord, to the extent reasonably practicable, shall enforce a policy of no smoking within the Building.

* Blue/Grey color in carpet choice.

WITNESSES:

Signature of Witness
Printed Name: Angela Letizia

Signature of Witness
Printed Name: Julie Bloch

TENANT:

ZERO GRAVITY SOLUTIONS, INC.

Signature of Tenant
By: Harvey Kaye, its Chairman duly authorized

HARVEY KAYE, personally and individually

Signature of Tenant
By:

Signature of Witness
Printed Name: KAROLINA ROUDICKOVA

Signature of Witness
Printed Name: [illegible]

LANDLORD:

INVESTMENTS LIMITED

Signature by Landlord
By:

Tenant's Initials